As filed with the Securities and Exchange Commission on June 25, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Agenus Inc.

(Exact name of registrant as specified in its charter)

Delaware	06-1562417
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Forbes Road, Lexington, MA 02421

(Address of principal executive offices, including zip code)

AGENUS INC. AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN

AGENUS INC. AMENDED AND RESTATED DIRECTORS’ DEFERRED COMPENSATION PLAN

(Full title of the plan)

Garo H. Armen, Ph.D.

Agenus Inc.

3 Forbes Road

Lexington, MA 02421

781-674-4400

(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Zachary Blume

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

(617) 951-7000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This registration statement on Form S-8 is being filed by Agenus Inc. (the “Registrant”) for the purpose of registering shares of the Registrant’s common stock, $0.01 par value per share (“Common Stock”) issuable under (i) the Registrant’s Amended and Restated 2019 Equity Incentive Plan (the “2019 Plan”) and (ii) the Registrant’s Amended and Restated Directors’ Deferred Compensation Plan (the “DDCP”).

The Registrant’s stockholders approved amendments to (x) the 2019 Plan to increase the number of shares of Common Stock issuable pursuant to the 2019 Plan at the Registrant’s Annual Meeting of Stockholders on June 11, 2024 (the “2024 Annual Meeting”) and (y) the DDCP to increase the number of shares issuable pursuant to the DDCP at the 2024 Annual Meeting.

Pursuant to General Instruction E to Form S-8, this registration statement incorporates by reference the contents of the registration statements on Form S-8, File Nos. 333-266790, 333-233097, 333-228271, 333-209074, 333-183067, 333-176609, 333-160088, 333-143807 and 333-106072, filed by the Registrant on August  11, 2022, August  7, 2019, November  8, 2018, January  21, 2016, August  3, 2012, September  1, 2011, June  19, 2009, June  15, 2007 and June 12, 2003, respectively, relating to the 2019 Plan and the DDCP.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8	Exhibits.

Exhibit	Description

4.1	Amended and Restated Certificate of Incorporation of Antigenics Inc. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 0-29089) filed on June 10, 2002 and incorporated herein by reference.

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Antigenics Inc. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-29089) filed on June 11, 2007 and incorporated herein by reference.

4.3	Certificate of Ownership and Merger changing the name of the corporation to Agenus Inc. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 0-29089) filed on January 6, 2011 and incorporated herein by reference.

4.4	Certificate of Second Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 0-29089) filed on September 30, 2011 and incorporated herein by reference.

4.5	Certificate of Third Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1.4 to the Registrant’s Quarterly Report on Form 10-Q (File No. 0-29089) filed on August 8, 2012 and incorporated herein by reference.

4.6	Certificate of Fourth Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 0-29089) filed on April 25, 2014 and incorporated herein by reference.

4.7	Certificate of Fifth Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 0-29089) filed on June 16, 2016 and incorporated herein by reference.

4.8	Certificate of Sixth Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 0-29089) filed on June 24, 2019 and incorporated herein by reference.

4.9	Certificate of Seventh Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 0-29089) filed on August 5, 2022 and incorporated herein by reference.

4.10	Certificate of Eighth Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 0-29089) filed on April 5, 2024 and incorporated herein by reference.

4.11	Sixth Amended and Restated By-laws of Agenus Inc. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 0-29089) filed on March 25, 2022 and incorporated herein by reference.

4.12	Form of Common Stock Certificate. Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 0-29089) filed January 6, 2011 and incorporated herein by reference.

5.1	Opinion of Ropes & Gray LLP dated June 25, 2024. Filed herewith.

23.1	Consent of Ropes & Gray LLP (included in Opinion filed as Exhibit 5.1).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm. Filed herewith.

24.1	Power of Attorney (included on signature page of this registration statement).

99.1	Agenus Inc. Amended and Restated Directors’ Deferred Compensation Plan. Filed as Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 26, 2018 and incorporated herein by reference.

99.2	Amendment to Agenus Inc. Amended and Restated Directors’ Deferred Compensation Plan. Filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 28, 2020 and incorporated herein by reference.

99.3	Amendment to Agenus Inc. Amended and Restated Directors’ Deferred Compensation Plan. Filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 29, 2022 and incorporated herein by reference.

99.4	Amendment to Agenus Inc. Amended and Restated Directors’ Deferred Compensation Plan. Filed as Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 26, 2024 and incorporated herein by reference.

99.5	Agenus Inc. Amended and Restated 2019 Equity Incentive Plan. Filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 26, 2024 and incorporated herein by reference.

107	Filing Fee Table. Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 25th day of June, 2024.

AGENUS INC.

By:	/s/ Garo H. Armen, Ph.D.
Garo H. Armen, Ph.D.
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

We, the undersigned officers and directors of Agenus Inc., hereby severally constitute and appoint Garo Armen and Christine M. Klaskin, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Garo H. Armen, Ph.D. Garo H. Armen, Ph.D.	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	June 25, 2024

/s/ Christine M. Klaskin Christine M. Klaskin	Vice President, Finance (Principal Financial and Accounting Officer)	June 25, 2024

/s/ Jennifer Buell, Ph.D Jennifer Buell, Ph.D	Director	June 25, 2024

/s/ Brian Corvese Brian Corvese	Director	June 25, 2024

/s/ Ulf Wiinberg Ulf Wiinberg	Director	June 25, 2024

/s/ Timothy R. Wright Timothy R. Wright	Director	June 25, 2024

/s/ Susan Hirsch Susan Hirsch	Director	June 25, 2024